Exhibit 10-11b

                            FIRST AMENDMENT TO LEASE

            THIS FIRST AMENDMENT TO LEASE ("First Amendment") is made as of this 10th day of October, 1991 by and between Beverly Mercedes Place, Ltd., a California Limited Partnership ("Landlord") and Playboy Enterprises, Inc., a Delaware corporation ("Tenant").

                                R E C I T A L S:

            A. Landlord entered into a lease dated as of July 25, 1991 with Tenant (the "Lease") whereunder Tenant leased space on the 2nd and 3rd floors of the building located at 9242 Beverly Boulevard, Beverly Hills, California 90210 (the "Building").

            B. Landlord and Tenant desire to modify certain of the terms and conditions of the Lease.

            C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as defined in the Lease.

                                    AMENDMENT

            NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

            1. Paragraphs 69 and 70. Paragraphs 69 and 70 of the Lease are hereby deleted in its entirety and the following paragraphs are hereby inserted in their place:

            "69. Subordination and Title Insurance Policy. The requirement of Paragraph 28 of the Lease that Tenant subordinate its leasehold interest in the Premises to the interest of (and to attorn to) the holder of each ground lease, mortgage and trust deed conveying an interest in or encumbering the Building, executed after the date this Lease is executed and delivered, shall be conditioned upon the receipt by Tenant from each such ground lessor, mortgagee or trustee, as the case may be, of a commercially reasonable nondisturbance agreement which is in recordable form. It shall be a condition to Tenant's obligations under this Lease that Tenant obtains, on or before October 25, 1991, an ALTA 1970 Form B leasehold policy of title insurance with such title endorsements as may be requested by Tenant issued by Title Insurer (as defined below) showing the leasehold interest created under this Lease vested in Tenant subject only to the following matters: (a) real property taxes not
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      then delinquent; (b) matters of title respecting the Site described in the preliminary title report dated as of June 12, 1991 issued by Pacific Title Guaranty ("Title Insurer") and supplements thereto dated as of July 3 and July 9, 1991, a copy of which is attached hereto as Exhibit "L" and incorporated herein by reference, but deleting therefrom exceptions 9, 27, 28 and Notes numbers 1 through 7; and (c) matters affecting the condition of title to the Site created by or with the written consent of Tenant (collectively, the "Title Policy"). The Title Policy shall be issued with liability in the amount of Seven Hundred Fifty Thousand Dollars ($750,000.00), and the cost of the Title Policy shall be paid for by Tenant. Landlord agrees to furnish such affidavits and indemnities to the Title Insurer as the Title Insurer shall require in order to issue the Title Policy. Without limiting the generality of the foregoing, Landlord shall execute such indemnity agreements as the Title Insurer shall require in order to provide Tenant with title insurance coverage against any loss by reason of the establishment of priority over the leasehold interest of any mechanics' liens or mechanics' liens rights. In the event that Tenant fails to obtain the Title Policy on or before October 25, 1991, Tenant may elect to terminate this Lease by delivering to Landlord written notice within five (5) business days after October 25, 1991. In the event that Tenant fails to timely deliver such notice, Tenant shall be deemed to have approved this condition and Tenant shall not be able to terminate this Lease because of the failure to obtain the Title Policy. In the event that Tenant elects to terminate this Lease as provided in this paragraph, Landlord shall reimburse Tenant for Tenant's actual out-of-pocket expenses paid or incurred to Sam Cardella for the period between the date of the execution of this Lease and such termination date.

            70. Non-Disturbance Agreement. Landlord hereby agrees to obtain, on or before October 25, 1991, a commercially reasonable non-disturbance agreement from the current lender for the Building in a form similar to the form attached hereto as Exhibit "J". In the event that Landlord fails to obtain such Non-Disturbance Agreement on or before October 25, 1991, Tenant may elect to terminate this Lease by delivering to Landlord written notice within five (5) days after Tenant's receipt of Landlord's notice informing Tenant that Landlord was unable to obtain the Non-Disturbance Agreement. In the event that Tenant fails to timely deliver such notice, Tenant shall be deemed to have approved this condition and Tenant shall not be able to terminate this Lease because of Landlord's failure to obtain a Non-Disturbance Agreement. In the event that Tenant elects to terminate this Lease as provided in this Paragraph 70,


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      Landlord shall reimburse Tenant for Tenant's actual out-of-pocket expenses paid or incurred to Sam Cardella for the period between the date of the execution of this Lease and such termination date."

            2. Paragraph 14 - Alterations. The language "or non-structural Change where the cost of such Change, individually or when aggregated with all Changes not previously approved by Landlord in writing, is $500,000.00 or more" is hereby added after the word "Change" in the first line of the first sentence of Paragraph 14(b).

            3. Paragraph 22 - Damage or Destruction. The following paragraph is hereby added to the Lease:

            "(e) The provisions of California Civil Code ss.1932, Subsection 2, and ss.1933, Subsection 4, are hereby waived by Tenant."

            4. Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but both of which, taken together, shall constitute one and the same First Amendment.

            5. No Other Changes. In all other respects, the terms and conditions of the Lease are hereby affirmed by the parties, and any provisions of the Lease not inconsistent with the modifications set forth herein shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.

LANDLORD:                           BEVERLY MERCEDES PLACE, a California
                                    Limited Partnership

                                    By:   Silver Star, Inc. a California
                                          corporation, general partner

                                          By:/s/ Ross S. Gilbert
                                             ---------------------------
                                             Ross S. Gilbert, President


TENANT:                             PLAYBOY ENTERPRISES, INC. a
                                    Delaware corporation

                                    By: /s/ Dale Gordon
                                       ---------------------------------
                                       Its: Vice-President


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